Exhibit 99.1

Stanley Black & Decker Reports 3Q 2019 Results; Announces New $200 Million Cost Reduction Program

New Britain, Connecticut, October 24, 2019 … Stanley Black & Decker (NYSE: SWK) today announced third quarter 2019 financial results.

•	3Q’19 Revenues Totaled $3.6 Billion, Up 4% Versus Prior Year, Driven By Organic Growth And Acquisitions

•	Operating Margin Rate Was 13.3%; Excluding Charges Operating Margin Rate Was 14.5%, Flat Versus Prior Year While Overcoming $90 Million Of External Headwinds

•	3Q’19 Diluted GAAP EPS Was $1.53; Excluding Charges, 3Q’19 Diluted EPS Was $2.13

•	Announcing New Cost Reduction Program Expected To Deliver $200 Million In Annual Cost Savings

•	Revising 2019 Full Year Diluted GAAP EPS Guidance Range To $6.50 - $6.60 From $7.50 - $7.70 And Adjusted EPS Guidance Range To $8.35 - $8.45 From $8.50 - $8.70

3Q’19 Key Points:

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Net sales for the quarter were $3.6 billion, up 4% versus prior year, as positive contributions from volume (+3%), acquisitions (+3%) and price (+1%) more than offset currency (-2%) and divestitures (-1%).

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The gross margin rate for the quarter was 34.1%. Excluding charges, the gross margin rate for the quarter was 34.3%, down 120 basis points versus prior year as volume leverage, productivity and price were more than offset by tariffs and foreign exchange.

•	SG&A expenses were 20.8% of sales. Excluding charges, SG&A expenses were 19.8% of sales compared to 21.0% in 3Q’18, reflecting continued disciplined cost management.

•	The tax rate was 20.1%. Excluding charges, the tax rate was 21.5% versus 19.5% in 3Q’18.

Exhibit 99.1

•	Average diluted shares outstanding for the quarter were 150.6 million, consistent with the prior year.

•	Working capital turns for the quarter were 5.9, up 0.2 turns versus prior year.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “In the third quarter, we successfully delivered above-market organic growth and adjusted earnings per share expansion versus prior year, overcoming $90 million in external pre-tax margin headwinds and challenges in certain end markets.

“To position the business for success in 2020 and beyond, we have begun implementing new cost and pricing actions, as well as accelerating our $300 - $500 million multi-year margin resiliency initiative. These actions will preserve our ability to continue to generate continued earnings growth and manage externally driven volatility.

“Over the past three years we have produced strong organic growth and consistent adjusted EPS expansion, while absorbing approximately $900 million in pretax externally generated cost pressures (~6% of sales). We have also executed on multiple revenue growth catalysts, including Craftsman, revenue synergies, emerging markets, e-commerce and breakthrough innovations, that are generating success in the market and position us for continued share gains. It is a testament to our seasoned and capable management team and our SFS 2.0 operating system that we are successfully navigating this environment and continuing to achieve our vision: to become known as one of the world’s great innovators, deliver top-quartile financial performance, and elevate our commitment to corporate social responsibility.”

3Q’19 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$2,534	$410.1	$11.4	$421.5	16.2%	16.6%

Industrial	$633	$90.3	$4.8	$95.1	14.3%	15.0%

Security	$466	$33.1	$17.6	$50.7	7.1%	10.9%
1 See Merger And Acquisition (M&A) Related And Other Charges On Page 5

Exhibit 99.1

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Tools & Storage net sales increased 4% versus 3Q’18 as volume (+4%) and price (+1%) were partially offset by currency (-1%). The 5% organic growth for the quarter was led by North America (+7%) and Europe (+4%), more than offsetting a modest decline in emerging markets (-1%). North America organic growth was driven by the rollout of the Craftsman brand and new product innovation, including DEWALT Flexvolt, Atomic & Xtreme, which were partially offset by continued declines in industrial-focused businesses. Europe delivered above-market growth supported by new product introduction and successful commercial execution. Emerging markets realized the benefits from price, new product launches and e-commerce expansion, which were more than offset by market-led declines in Mexico, Turkey and China. The Tools & Storage segment profit rate, excluding charges, was 16.6%, flat versus 3Q’18 rate, as the benefits from volume leverage, pricing and cost control were neutralized primarily by tariffs and foreign exchange.

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Industrial net sales increased 13% versus 3Q’18 as the IES Attachments acquisition (+16%) was partially offset by volume (-2%) and currency (-1%). Engineered Fastening organic revenues were down 4% as fastener share gains were offset by inventory reductions and lower production levels within automotive and industrial customers. Infrastructure organic revenues were up 4% due to stronger onshore pipeline project and inspection activity in oil & gas, partially offset by lower hydraulic tools volumes which were impacted by a difficult scrap steel market. The Industrial segment profit rate, excluding charges, was 15.0%, down from the 3Q’18 rate of 16.8%, as productivity gains and cost control were more than offset by the impact from lower engineered fastening volume and externally driven cost inflation.

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Security net sales declined 4% versus 3Q’18 as price (+2%) was more than offset by currency (-3%), the Sargent & Greenleaf divestiture (-2%) and lower volumes (-1%). The organic growth of 1% for the quarter was led by North America (+3%) and reflects higher volumes within healthcare, automatic doors and electronic security. Europe was down 1% organically as growth in France was offset by adverse market conditions in the Nordics and the UK. The overall Security segment profit rate, excluding charges, was 10.9%, which was down 20 basis points versus the prior year, as organic growth and cost containment were offset by a 50 basis point impact from the Sargent & Greenleaf divestiture and investments to support the business transformation in commercial electronic security.

Exhibit 99.1

Donald Allan Jr., Executive Vice President and CFO, commented, “Security generated modest organic growth in the quarter, resulting from targeted commercial investments as part of the ongoing business transformation. Within electronic security, the order rates and backlog are in strong positions and our cost efficiency initiatives continue to generate value. We are encouraged by this momentum and believe the business is positioned to generate positive organic growth and margin expansion in the fourth quarter and beyond.”

2019 Outlook & Cost Reduction Program

Management is revising its 2019 EPS outlook to $6.50 - $6.60 from $7.50 - $7.70 on a GAAP basis primarily due to restructuring charges associated with the cost reduction program announced today, in addition to the factors below. The Company is reducing its adjusted EPS range to $8.35 - $8.45 from $8.50 - $8.70 and reiterating its free cash flow conversion estimate of approximately 85% - 90%. The cost reduction program is currently being implemented and is expected to deliver $200 million in annual cost savings with an approximate pre-tax restructuring charge of $150 million expected to be recognized primarily in 2019.

The following reflects the key assumption changes to the Company's prior full year adjusted EPS outlook:

•	An incremental $55 million in tariff and currency related cost pressure

•	A modestly reduced expectation for organic growth reflecting a slower growth environment for industrial and emerging markets (3.5% - 4% versus prior assumption of 4%)

•	Partially offsetting these impacts are incremental benefits from the margin resiliency initiatives, incremental cost actions and a lower tax rate (~16.5%)

Allan continued, “Our 2019 guidance now incorporates $445 million of externally generated input cost headwinds while continuing to reflect our delivery of above-market organic growth of 3.5% - 4% and low-single digit adjusted earnings per share growth. This will be a strong end to the year, especially given the magnitude and timing of the input cost moves, as well as the current market demand environment.

“As we shift to 2020, we believe we are taking the appropriate actions to protect our margins and our competitiveness while once again positioning the business for EPS expansion. We will continue to execute our playbook to take price, optimize our global supply chain and adjust our cost structure through the actions announced today and generate significant value with our margin resiliency program.

Exhibit 99.1

“The organization remains focused on strong day-to-day execution and operational excellence and we believe the Company is well-positioned to deliver sustained above-market organic growth with operating leverage, strong free cash flow conversion and top-quartile shareholder returns over the long-term.”

The difference between 2019 GAAP and Adjusted EPS guidance is $1.85, consisting of acquisition-related and other charges. These forecasted charges primarily relate to restructuring, deal and integration costs, Security business transformation and margin resiliency initiatives, and inventory step-up amortization.

Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 3Q’19 were $113.7 million, primarily related to restructuring, deal and integration costs, as well as Security business transformation & margin resiliency initiatives. Gross margin included $5.3 million of these charges while SG&A included $37.3 million. Other, net and Restructuring included a net benefit of $3.5 million and charges of $74.6 million, respectively.

Share of net earnings of equity method investment included $5.4 million of charges related to an inventory step-up fair value adjustment.

The Company will host a conference call with investors today, October 24, 2019, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call and an accompanying slide presentation will be available through a live webcast on the "Investors" section of Stanley Black & Decker's website, www.stanleyblackanddecker.com under the subheading "News & Events." The event can also be accessed by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297. Please use the conference identification number 3792719. A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website, or at (855) 859-2056 / +1 (404) 537-3406 using the passcode 3792719. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 to 15, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, and trade controls, including section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential environmental liabilities; (xxiii) work stoppages or other labor disruptions; and (xxiv) changes in accounting estimates.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.